EXHIBIT 10.1
SECURED
TERM PROMISSORY NOTE

Principal Amount: $3,997,600	Date: October 12, 2005
O’Fallon, Missouri
     FOR VALUE RECEIVED, Synergetics IP, Inc., a Delaware corporation, (the “Primary Obligor”) and Synergetics USA, Inc., a Delaware corporation and the parent company of Primary Obligor (the “Co-Obligor”), each with a principal business address at 3845 Corporate Centre Drive, O’Fallon, Missouri 63368, jointly and severally promise to pay to Estate of Leonard I. Malis, with an address at 219-44 Peck Avenue, Queens, New York 11427 (hereinafter “LIM”), the principal sum of THREE MILLION NINE HUNDRED AND NINETY SEVEN THOUSAND SIX HUNDRED DOLLARS ($3,997,600.00). The Primary Obligor and the Co-Obligor are sometimes referred to herein individually by their respective defined name or as an “OBLIGOR” and are sometimes referred to collectively as the “OBLIGORS.”
     No Interest. This Note shall not bear interest.
     Principal Payments. OBLIGORS shall pay principal in twenty-five (25) equal installments of ONE HUNDRED AND FIFTYNINE THOUSAND NINE HUNDRED AND FOUR ($159,904.00) (individually an “Installment Payment” and collectively “Installment Payments”) commencing three months after the date hereof (“Commencement Date”) and continuing on each three month anniversary of the date of this Note until the principal sum is paid in full. OBLIGORS shall make all payments to LIM at LIM’s address shown above or at such other place as LIM may designate in writing.
     Prepayment. This Note may be prepaid in whole or in party without penalty.
     Late Charges. If an Installment Payment is not paid within fifteen (15) days of its due date, OBLIGORS will be charged 5.00% of the unpaid portion of the regularly scheduled payment. OBLIGORS shall pay this late charge for the purpose of defraying the expense incident to the handling of the delinquent payment. Furthermore, if OBLIGORS are in default of an Installment Payment, then interest (“Default Interest”) shall accrue on the entire unpaid balance of this Note from the date of such default until the date of payment of such Installment Payment at an annual rate equal to the lesser of 12% or the maximum rate of interest permitted by applicable law.
     Default. Each of the following shall constitute an event of default (“Event of Default”) under this Note.
          i. Payment Default. OBLIGORS fail to make any payment when due under this Note; provided however, OBLIGORS shall not be considered to be in default if a payment is made within five (5) business days of its due date.
          ii. Bankruptcy Event.
               (a) either of the OBLIGORS makes a general assignment for the benefit of creditors; or

               (b) either of the OBLIGORS commences (as the debtor) a case in bankruptcy, or commences (as the debtor) any proceeding under any other insolvency law; or
               (c) A case in bankruptcy or any proceeding under any other insolvency law is commenced against either of the OBLIGORS (as the debtor) and a court having jurisdiction enters a decree or order for relief against the OBLIGOR as the debtor in such case or proceeding, or such case or proceeding is consented to by the OBLIGOR or remains undismissed for sixty (60) days, or the OBLIGOR consents or admits the material allegations against it in any such case or proceeding; or
               (d) A trustee, receiver or agent (however named) is appointed or authorized by a court of competent jurisdiction to take charge of substantially all of the property of either of the OBLIGORS for the purpose of general administration of such property for the benefit of creditors and the order making such appointment or granting such authorization is not vacated within sixty (60) days, during which period such trustee, receiver or agent shall not have taken any action with respect to the property of the OBLIGOR which might materially adversely prejudice the interest of LIM under either of the security agreements entered into on this date between LIM and the Primary Obligor or LIM and the Co-Obligor (the “Security Agreements”) securing the obligation of OBLIGORS under this Note.
          iii. Merger. Either of the OBLIGORS sells all or substantially all of its assets or merges or is consolidated with or into another corporation in which the OBLIGOR’s stockholders immediately prior to such merger or consolidation own less than 50% of the outstanding voting securities of such combined entity immediately after the Merger; provided, however, this provision shall not apply to the merger of Synergetics Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Valley Forge Scientific Corp, with Synergetics, Inc. pursuant to the Agreement and Plan of Merger, dated May 2, 2005, as amended., and the merger of Valley Forge Scientific Corp. with VSFC Delaware, Inc., a wholly-owned subsidiary of Valley Forge Scientific Corp., under which VFSC Delaware, Inc. changed its name to Synergetics USA, Inc., as described in the Proxy Statement/ Prospectus of Valley Forge Scientific Corp. dated August 12, 2005;
          iv. Change in Control. A “Change in Control” of either of the OBLIGORS after the date of this Note. A “Change in Control” shall mean any transaction, or related series of transactions occurring after the date of this Note, pursuant to which one or more persons or entities acting in concert collectively acquire more than fifty percent (50%) of the outstanding voting securities of the OBLIGOR.
          v. Cross Default under the Security Agreement. The occurrence and declaration of an Event of Default under either of the Security Agreements.
     LIM’s Rights. Upon the occurrence of an Event of Default upon written declaration by LIM the remaining unpaid Principal and Default Interest thereon shall become immediately due and payable. No waiver of any default hereunder shall be construed as a waiver of any subsequent default, and the failure to exercise any right or remedy hereunder shall not waive the right to exercise such right or remedy thereafter.

     Suits for Enforcement and Remedies. If an Event of Default occurs, the holder of this Note may proceed to protect and enforce such holder’s rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or under the Security Agreement or in aid of the exercise of any power granted in this Note or under the Security Agreement, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note or under the Security Agreement. No right or remedy herein shall be cumulative and shall be in addition to every other right and remedy given hereunder or under the Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, if an Event of Default has occurred, no holder of this Note shall be required to resort to any particular security, right or remedy or to proceed in any particular order of priority, and the holder of this Note shall have the right at any time and from time to time, in any manner or in any order, to enforce its security interests, liens, rights and remedies, or any of them, as it deems appropriate in the circumstances.
Unconditional Obligation; Fees; Waivers; etc.
          i. If the holder of this Note shall institute any action to enforce the collection of any amount of Principal and/or Default Interest and/or late charges on this Note, there shall be due and payable from OBLIGORS on demand, in addition to the then unpaid amounts due, all reasonable costs and expenses incurred by LIM in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements.
          ii. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise or any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.
          iii. This Note may not be modified or discharged orally, but only in writing duly executed by the holder hereof.
          iv. OBLIGORS hereby waive presentment, demand, notice of dishonor, protest and notice of protest.
     Security For Payment. The payment obligations of OBLIGORS and the collection rights of LIM under this Note are secured by the pledge to LIM of certain assets of OBLIGORS pursuant to the terms of the Security Agreements.
     Governing Law. This Agreement will be governed by, construed and enforced in accordance with the laws of the State of New York without application of principles of conflicts of laws. All parties submit to the exclusive jurisdiction of the State and Federal Courts of the State, City and County of New York for any legal matters pertaining to this Agreement.

     Successor Interests. The terms of this Note shall be binding upon OBLIGORS, and upon their respective successors and assigns, and shall inure to the benefit of LIM and his heirs, personal representatives and successors. Notwithstanding anything in this Note to the contrary, this Note may not be transferred by LIM to anyone other than the heirs of Leonard I. Malis, his legal representatives or beneficiaries under his will, his “immediate family members” (which shall be defined as his wife, children, grandchildren, siblings and their spouses) or to a trust or other entity for the sole benefit of LIM or his immediate family members .
     Time of Payment. Payment to be made by OBLIGORS to LIM pursuant to the terms of this Note shall be tendered by OBLIGORS to LIM by company check, during normal banking hours on any banking business day. If the date set for payment is not a banking business day, such payment may be made on the next succeeding banking business day and Default Interest and late charges (if applicable) shall continue to accrue on any amount so effected until the payment thereof on such extended due date.
     Construction. Headings of the various paragraph of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.
     Notices. All notices, demands and other communications which are required to be given to or made by either party to the other in connection with this Note will be in writing, will be deemed to have been given the next business day after properly sent by reliable next business day courier (as evidenced by the receipt from such courier) to the following addresses: if to LIM: to the address set forth on the first page of this Agreement with a copy to Richard Kurnit, Esq., Frankfurt, Kurnit, Klein & Selz, P.C., 488 Madison Avenue, New York, NY 10022; or if to either of the OBLIGORS: to Synergetics USA, Inc. and/or Synergetics IP, Inc., as appropriate, each at 3845 Corporate Center Drive, O’Fallon, Missouri 63368, Attention: Chief Financial Officer with a copy to Robert E. Guest, Jr., Esq., Doster, Mickes, James, Ullom, Benson & Guest, LLC, 17107 Chesterfield Airport Rd., Suite 300, Chesterfield, MO 63005.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have caused this Note to be duly executed, attested and delivered by their respective authorized and empowered officers, as of the day and year first written above.

ATTEST	SYNERGETICS IP, INC.

/s/ Pamela G. Boone	By:	/s/ Gregg D. Scheller

Gregg D. Scheller, President and CEO

ATTEST	SYNERGETICS USA, INC.

/s/ Pamela G. Boone	By:	/s/ Gregg D. Scheller

Gregg D. Scheller, President and CEO
SIGNATURE PAGE TO PROMISSORY NOTE